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             LAW OFFICES
BALLARD SPAHR ANDREWS & INGERSOLL, LLP                           BALTIMORE, MD
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 PHILADELPHIA, PENNSYLVANIA 19103-7599                        SALT LAKE CITY, UT
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         www.ballardspahr.com                                   WILMINGTON, DE



                                February 23, 2005


AIM Funds Group
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

                  Re:  AIM Funds Group
                       Registration Statement on Form N-1A

Ladies and Gentlemen:

                  We have acted as counsel to AIM Funds Group, a statutory trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

                  This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 96 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 96 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Institutional Class shares of beneficial interest, par value $0.001 per share (the "New Institutional Shares"), of AIM Small Cap Equity Fund and the registration of an indefinite number of Investor Class shares of beneficial interest, par value $0.001 per share (together with the New Institutional Shares, the "Shares"), of AIM Basic Balanced Fund (together with AIM Small Cap Equity Fund, the "Funds"; and each of the Funds, individually, a "Fund").

                  In connection with our giving this opinion, we have examined copies of the Trust's Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), and resolutions of the Board of Trustees adopted December 10, 2003, December 2, 2004 and February 24, 2005, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses for the Funds, which are included in the Registration Statement, substantially in the form in which they are to be filed (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.


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AIM Funds Group
February 23, 2005
Page 2


                  The Prospectuses provide for issuance of the Shares from time to time at the net asset value thereof, plus any applicable sales charge. In connection with our giving this opinion, we assume that upon sale of the Shares the Trust will receive the net asset value thereof.

                  Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectus for the respective Fund, will be validly issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a Fund for all loss and expense of any shareholder held personally liable for the obligations of that Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for the Funds, which are included in the Registration Statement.



                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP